Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Michael J. Shea Chief Financial Officer Mac-Gray Corporation 781-487-7610 Email: mshea@macgray.com	Jim Buckley Executive Vice President Sharon Merrill Associates, Inc. 617-542-5300 Email: jbuckley@investorrelations.com

Mac-Gray Corporation Announces Fourth-Quarter 2010 Financial Results

Company Increases Investment in Portfolio and Organic Growth

as Improvement in Nationwide Apartment Vacancy Rates Continues;

Provides 2011 Revenue and Capex Guidance

WALTHAM, MA, March 10, 2011 — Mac-Gray Corporation (NYSE: TUC), the nation’s premier provider of laundry facilities management services to multi-unit housing locations, today announced its financial results for the fourth quarter and year ended December 31, 2010.

Mac-Gray reported fourth-quarter revenue from continuing operations of $81.7 million, compared with $81.4 million in the fourth quarter of 2009.  Net loss from continuing operations for the fourth quarter of 2010 was $698,000, or $0.05 per share, compared with net income from continuing operations of $895,000, or $0.06 per diluted share, for the fourth quarter of 2009.  Fourth-quarter 2010 income from continuing operations includes a pre-tax unrealized loss of $1.4 million related to derivative instruments.  Fourth-quarter 2009 net income from continuing operations included a pre-tax unrealized gain of $335,000 related to derivative instruments. Excluding these items from both periods, adjusted net income from continuing operations for the fourth quarter of 2010 was $112,000, or $0.01 per diluted share, compared with adjusted net income from continuing operations of $758,000, or $0.05 per diluted share, for the same period of 2009.

Please refer to Table 1, included at the end of this news release, for a reconciliation of net income/loss from continuing operations, as reported, to net income/loss from continuing operations, as adjusted.

For the fourth quarter of 2010, Mac-Gray’s earnings before interest expense, provision for income taxes, depreciation and amortization expense (EBITDA) from continuing operations was $14.5 million, compared with $19.1 million in the year-earlier quarter.  EBITDA from continuing operations, excluding all unrealized gains and losses relating to derivative instruments, was $15.8 million for the fourth quarter of 2010, compared with $18.8 million in the year-earlier quarter.

Please refer to Table 2, included at the end of this news release, for a reconciliation of net income/loss from continuing operations to EBITDA from continuing operations and EBITDA from continuing operations, as adjusted.

Comments on the Fourth Quarter

“Our fourth-quarter revenue demonstrated the recovery that is underway in the multi-housing market as we achieved year-over-year growth for the first time in 2010,” said Stewart G. MacDonald, Mac-Gray’s chief executive officer.  “While our total multi-housing ‘same location’ revenue for the quarter was flat year-over-year due to regional differences, we view this as a positive development. Our results reflect the continuation of a trend that began earlier this year, with nationwide apartment vacancies declining in the fourth quarter to 6.6% at year-end, down from 8.0% at the end of 2009, according to Reis.

“As a result of the improving occupancy picture, we started to increase spending in our portfolio.  We more than doubled our capital expenditures — investing $11.8 million compared with $4.7 million in the fourth quarter of 2009. Most of this expense was directed at pent-up renewals in some markets where we had been reluctant to renegotiate accounts until the dynamics of the business showed signs of improvement. The balance was invested in new accounts that served to offset other discontinued accounts.

“We also ramped up our sales and marketing initiatives during the fourth quarter.  While these investments lowered our fourth-quarter profitability, we believe that higher levels of reinvestment in the core business were warranted, given the positive occupancy trends.  We are hopeful that these trends will continue, and will begin to benefit more of our markets.

“Our funded debt profile also continues to improve.  Despite the increased levels of capital investment and marketing activity, we reduced our funded debt by $6 million in the fourth quarter.”

Full-Year Results

For the twelve months ended December 31, 2010, Mac-Gray reported revenue from continuing operations of $320.0 million, compared with $325.9 million for 2009.  Net income from continuing operations for 2010 was $2.8 million, or $0.20 per diluted share, compared with net income from continuing operations of $1.0 million, or $0.07 per diluted share, for 2009.  Excluding a pre-tax unrealized gain related to derivative instruments of $1.5 million and costs related to our 2010 proxy contest of $235,000, adjusted income from continuing operations for the twelve months ended December 31, 2010 was $2.1 million, or $0.15 per diluted share.  Excluding a pre-tax unrealized gain of $893,000 related to derivative instruments, a gain of $403,000 on the sale of real estate and $971,000 in costs related to our 2009 proxy contest, adjusted income from continuing operations for the twelve months ended December 31, 2009 was $895,000, or $0.06 per diluted share, for 2009.

For 2010, Mac-Gray’s EBITDA from continuing operations was $67.4 million, compared with $71.9 million in 2009.  EBITDA from continuing operations, as adjusted for the items mentioned in the preceding paragraph, was $66.2 million for 2010 compared with $71.5 million for 2009.

Please refer to Tables 1 and 2, included at the end of this news release, for a reconciliation of reported net income from continuing operations to net income from continuing operations, as adjusted, and to EBITDA from continuing operations and EBITDA from continuing operations, as adjusted.

“2010 was a year of achievement at Mac-Gray.  We began the year with the successful sale of our MicroFridge business.  The proceeds from that transaction enabled us to initiate a dividend program for our shareholders as well as accelerate our debt reduction efforts at the same time. At the start of 2010, our debt leverage ratio was at 3.4 times and by December 31 we had reduced our leverage to 3.2 times. For the full year, we lowered our funded debt by more than $38 million.  At the same time, our full-year interest expense for 2010 was 24% lower than 2009 due to the consistent debt reduction and rate protection contracts we purchased earlier in the year.

“During the year our strategy was to maintain the relative size of our portfolio by restricting our capital spending until we saw positive traction in multi-housing occupancy trends.  Despite its growth in the fourth quarter, at year-end, the portfolio was approximately 1% smaller than it had been a year earlier.”

Business Outlook

“The multi-housing market transitioned from a period of stabilization in the first half of 2010 to what looks to be the start of a recovery phase in the second half of the year.  We adjusted our capital allocation strategy to mirror this shift as our capital expenditures in the fourth quarter were higher than the first two quarters of the year combined.  Going forward, we will continue to place a greater emphasis on organic growth opportunities.  Our competitive position has been further strengthened by the recent launch of our Change Point® product, which enables multiple payment options for residents and a comprehensive reporting system for owners, while also incorporating our proprietary LaundryView® monitoring technology.  Launched in January, we expect Change Point® will eventually yield higher utilization and higher operating efficiency, all while driving superior transparency and service.  We expect Change Point® to start to be a positive contributor for us in the second half of the year.

“Due to the preliminary nature of the multi-housing market recovery, we will continue to strike a cautious balance between our capital expenditures — for both contract renewals and organic growth — and debt reduction in 2011.  Given our lower debt balance and improved year-over-year leverage, our focus in 2011 will be on profitable growth, primarily by deploying more capital in the most promising markets and by working on attractive acquisition opportunities.  Managing our debt level, focusing on profitable organic growth and making reasonable acquisitions remain the core elements of our long-term strategic direction,” MacDonald concluded.

Based on current market conditions and exclusive of potential acquisitions, the Company’s outlook for 2011 includes:  revenue in the range of $324 million to $328 million; and capital expenditures in the range of $33 million to $36 million, including laundry facilities management contract incentives.

The foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to apartment occupancy rates. These estimates may be subject to fluctuations as a result of a number of factors and there can be no assurance that Mac-Gray’s actual results will not differ materially from the estimates set forth above.

Conference Call Information

The Company will host a conference call at 10:00 a.m. ET today during which Stewart MacDonald, Mac-Gray’s chief executive officer, and Michael Shea, executive vice president and chief financial officer, will summarize the Company’s financial results, review business and operating highlights from the quarter and the year, and provide a business and financial outlook.  To hear a live broadcast of the call, visit the “Investor Relations” section of the Company’s website at www.macgray.com or dial (877) 407-5790 or (201) 689-8328.

If you are unable to listen to the live call, you can access a replay at www.macgray.com.

About Mac-Gray Corporation

Founded in 1927, Mac-Gray derives its revenue principally through the contracting of debit-card- and coin-operated laundry facilities in multi-unit housing facilities such as apartment buildings, college and university residence halls, condominiums and public housing complexes. Mac-Gray manages approximately 88,000 laundry rooms located in 43 states and the District of Columbia. Mac-Gray also sells and services commercial laundry equipment to retail laundromats and other customers through its product sales division. To learn more about Mac-Gray, visit the Company’s website at www.macgray.com.

Safe Harbor Statement

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations for 2011 financial performance, including revenue and capital expenditures, maintaining the size of its contract portfolio, the impact of its Change Point® product, debt reduction, and potential acquisitions.  The Company intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “project,” or similar expressions.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements.  Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, general economic conditions, changes in multi-housing vacancy rates, the Company’s ability to renew long-term customer contracts, and those risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 under “Risk Factors” and in other reports subsequently filed with the Securities and Exchange Commission.

MAC-GRAY CORPORATION

CONDENSED CONSOLIDATED INCOME STATEMENTS

(In thousands, except per share amounts)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2009	2010	2009	2010

Revenue from continuing operations	$81,444	$81,726	$325,924	$320,011
Cost of revenue:
Cost of facilities management revenue	51,234	53,308	208,914	208,141
Depreciation and amortization	11,636	11,751	48,266	46,013
Cost of products sold	3,730	3,637	13,652	13,105
Total cost of revenue	66,600	68,696	270,832	267,259

Gross margin	14,844	13,030	55,092	52,752

Operating expenses:
Selling, general and administration expenses	8,171	9,367	33,668	34,346
Gain on sale or disposal of assets, net	(72)	(54)	(648)	(262)
Incremental costs of proxy contests	—	—	971	235
Total operating expenses	8,099	9,313	33,991	34,319

Income from continuing operations	6,745	3,717	21,101	18,433

Interest expense, including the change in the fair value of non-hedged derivative instruments	4,563	4,776	18,782	13,428
Income (loss) from continuing operations before provision for income taxes	2,182	(1,059)	2,319	5,005
Provision (benefit) for income taxes	1,287	(361)	1,278	2,176
Income (loss) from continuing operations, net	895	(698)	1,041	2,829
Income from discontinued operations, net	233	—	1,074	44

Loss from disposal of discontinued operations, net of taxes of $384	—	—	—	(294)
Net income (loss)	$1,128	$(698)	$2,115	$2,579
Earnings (loss) per share — basic - continuing operations	$0.07	$(0.05)	$0.08	$0.21
Earnings (loss) per share — diluted - continuing operations	$0.06	$(0.05)	$0.07	$0.20
Earnings (loss) per share — basic - discontinued operations	$0.02	$—	$0.08	$(0.02)
Earnings (loss) per share — diluted - discontinued operations	$0.02	$—	$0.08	$(0.02)
Earnings (loss) per share — basic	$0.08	$(0.05)	$0.16	$0.19
Earnings (loss) per share — diluted	$0.08	$(0.05)	$0.15	$0.18
Weighted average common shares outstanding - basic	13,622	13,913	13,529	13,797
Weighted average common shares outstanding — diluted	14,018	13,913	13,940	14,379

MAC-GRAY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	December 31,	December 31,
	2009	2010
Assets
Current assets:
Cash and cash equivalents	$21,599	$13,013
Trade receivables, net of allowance for doubtful accounts	5,081	6,105
Inventory of finished goods, net	2,172	1,580
Prepaid expenses, facilities management rent and other current assets	14,845	10,879
Current assets from discontinued operations	6,864	—
Total current assets	50,561	31,577
Property, plant and equipment, net	130,541	128,068
Goodwill	59,043	58,608
Intangible assets, net	208,499	195,144
Prepaid expenses, facilities management rent and other assets	11,199	10,686
Non-current assets from discontinued operations	4,433	—
Total assets	$464,276	$424,083

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$5,543	$4,511
Trade accounts payable and accrued expenses	28,117	24,671
Accrued facilities management rent	21,075	21,084
Current liabilities of discontinued operations	3,087	—
Total current liabilities	57,822	50,266
Long-term debt and capital lease obligations	258,325	221,425
Deferred income taxes	39,159	41,823
Other liabilities	3,011	2,518
Non-current liabilities of discontinued operations	1,424	—
Total liabilities	359,741	316,032
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock ($.01 par value, 5 million shares authorized no shares issued or outstanding)	—	—
Common stock ($.01 par value, 30 million shares authorized, 13,631,706 issued and 13,631,530 outstanding at December 31, 2009, and 14,026,919 issued and 14,026,743 outstanding at December 31, 2010)	136	140
Additional paid in capital	78,032	81,296
Accumulated other comprehensive loss	(2,048)	(1,563)
Retained earnings	28,417	28,180
	104,537	108,053

Less: common stock in treasury, at cost (176 shares at December 31, 2009 and 2010)	(2)	(2)
Total stockholders’ equity	104,535	108,051
Total liabilities and stockholders’ equity	$464,276	$424,083

The 2009 balance sheet has been revised to reclassify a portion of the derivative liability from long term liabilities to current liabilities to conform to the 2010 presentation.

MAC-GRAY CORPORATION

TABLE 1

Reconciliation of Reported Net Income/Loss from Continuing Operations to

Adjusted Net Income from Continuing Operations

(In thousands, except per share amounts)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2009	2010	2009	2010

Income (loss) from continuing operations, net, as reported	$895	$(698)	$1,041	$2,829
Income (loss) from discontinued operations, including loss on disposal of discontinued operations net of taxes of $384	233	—	1,074	(250)
Net income (loss), as reported	$1,128	$(698)	$2,115	$2,579

Income (loss) from continuing operations before provision for income taxes, as reported	$2,182	$(1,059)	$2,319	$5,005
Gain on sale of real estate (1)	—	—	(403)	—
Loss (gain) related to the change in the fair value of non-hedged derivative instruments (2)	(335)	1,358	(893)	(1,454)
Incremental costs of proxy contests	—	—	971	235
Income from continuing operations before provision for income taxes, as adjusted	1,847	299	1,994	3,786
Provision for income taxes, as adjusted	1,089	187	1,099	1,646

Income from continuing operations, as adjusted	758	112	895	2,140
Income from discontinued operations	233	—	1,074	44
Loss from disposal of discontinued operations, net of taxes of $384	—	—	—	(294)
Net income, as adjusted	$991	$112	$1,969	$1,890

Diluted earnings per share from continuing operations, as adjusted	$0.05	$0.01	$0.06	$0.15
Diluted earnings per share, as adjusted	$0.07	$0.01	$0.14	$0.13

(1)          Represents a pretax gain recognized in connection with the sale of a facility in Tampa, Florida on January 2, 2009.

(2)          Represents the unrealized gain or loss on change in fair value of interest rate protection contracts, which do not qualify for hedge accounting treatment.

To supplement the Company’s unaudited condensed consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, management has used a non-GAAP measure of net income.  Management believes that the presentation of “Income from continuing operations as adjusted” is useful to investors to enhance an overall understanding of our historical financial performance and future prospects.  Adjusted net income from continuing operations, which is adjusted to exclude certain gains and losses from the comparable GAAP net income from continuing operations is an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. These non-GAAP results are among the primary indicators management uses as a basis for evaluating the Company’s financial performance as well as for forecasting future periods.  Management establishes performance targets, annual budgets and makes critical operating decisions based upon these metrics. Accordingly, disclosure of these non-GAAP measures provides investors with the same information that management uses to understand the Company’s true economic performance year over year.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or other measures prepared in accordance with GAAP.

MAC-GRAY CORPORATION

TABLE 2

Reconciliation of Reported Net Income/Loss from Continuing Operations to Earnings

Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) from Continuing Operations and EBITDA from Continuing Operations, as adjusted

(In thousands)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2009	2010	2009	2010

Income (loss) from continuing operations, net	$895	$(698)	$1,041	$2,829

Interest expense	4,898	3,418	19,675	14,882
Provision (benefit) for income taxes	1,287	(361)	1,278	2,176
Depreciation and amortization	12,032	12,121	49,866	47,546

EBITDA from continuing operations	19,112	14,480	71,860	67,433

Gain on sale of real estate (1)	—	—	(403)	—
Loss (gain) related to the change in the fair value of non-hedged derivative instruments (2)	(335)	1,358	(893)	(1,454)
Incremental costs of proxy contests	—	—	971	235

EBITDA from continuing operations, as adjusted	$18,777	$15,838	$71,535	$66,214

(1)          Represents a pretax gain recognized in connection with the sale of a facility in Tampa, Florida on January 2, 2009.

(2)          Represents the unrealized gain or loss on change in fair value of interest rate protection contracts, which do not qualify for hedge accounting treatment.

EBITDA from continuing operations is defined as net income before interest expense, provision for income taxes, and depreciation and amortization expense. Adjusted EBITDA from continuing operations is EBITDA from continuing operations further adjusted to exclude the items described in the table above. We have excluded these items because we believe they are not reflective of our ongoing operating performance. EBITDA from continuing operations and Adjusted EBITDA from continuing operations are not measures of our liquidity or financial performance under GAAP and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity.

Our management believes EBITDA from continuing operations and Adjusted EBITDA from continuing operations are useful to investors because they help enable investors to evaluate our business in the same manner as our management.  Management uses EBITDA from continuing operations and Adjusted EBITDA from continuing operations as follows: (a) to evaluate the Company’s historical and prospective financial performance, (b) to set internal revenue targets and spending budgets, (c) to measure operational profitability and the accuracy of forecasting, and (d) as an important factor in determining variable compensation for management.  In addition, these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage.  Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures.  These measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation.  Further, EBITDA from continuing operations and Adjusted EBITDA from continuing operations exclude interest expense and depreciation and amortization expense, which represent significant and unavoidable operating costs given the level of indebtedness and the capital expenditures needed to maintain our business.  In addition, our measures of EBITDA from continuing operations and Adjusted EBITDA from continuing operations are different from those used in the covenants contained in our senior credit facilities and the indenture governing our 7 5/8% senior notes.  Management compensates for these limitations by relying primarily on our GAAP results and by using EBITDA from continuing operations and Adjusted EBITDA from continuing operations only supplementally and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.  The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.